Exhibit 99.1

Ribbon Communications Inc. Reports
Third Quarter 2025 Financial Results

YTD Revenue Growth of 6% and Increased Profitability

IP Optical Networks 3Q Sales up 11% YoY with Positive Contribution

Acumen AIOps Platform Introduction and Significant Customer Win

PLANO, Texas – Ribbon Communications Inc. (Nasdaq: RBBN), a global leader in real-time communications technology and IP optical networking solutions, today announced its financial results for the third quarter of 2025. Ribbon Communications is dedicated to assisting the world's largest service providers, enterprises, and critical infrastructure operators in modernizing and safeguarding their networks and services.

Third Quarter 2025 Highlights

Financial Highlights¹:

•	Revenue was $215 million, compared to $210 million for the third quarter of 2024

•	GAAP Operating Income was $3 million, compared to a loss of $1 million for the third quarter of 2024

•	Non-GAAP Adjusted EBITDA was $29 million, compared to $30 million for the third quarter of 2024

•	GAAP Gross Margin was 50.1%, compared to 52.1% for the third quarter of 2024

•	Non-GAAP Gross Margin was 52.6%, compared to 55.3% for the third quarter of 2024

“Ribbon delivered solid results in the third quarter, with sales growing 2% year over year, an increase of 6% year to date. IP Optical Networks sales grew 11% year over year in the quarter with strong growth in EMEA and India. Cloud & Edge sales year to date have increased more than 8% with sales to Global Service Providers continuing to grow. The recent U.S. Federal Government shut down had a minor impact on our Cloud & Edge third quarter results and creates a near-term timing issue on new purchases, but related voice modernization projects are continuing to progress,” stated Bruce McClelland, President and Chief Executive Officer of Ribbon Communications. “More broadly, we believe that our momentum remains strong as evidenced by the expanding number of customers initiating Network Transformation programs and continued growth in our IP Optical Networks segment.”

Mr. McClelland continued, “I am also excited about our innovation pipeline. During the third quarter, we announced the launch and initial deployment of our Acumen AIOps platform with a leading U.S. service provider. Acumen is a powerful new AIOps and automation platform designed to help service providers and enterprises navigate the complexities of today's challenging operational environment and accelerate their transition to autonomous networks. Beyond AIOps, our Cloud & Edge portfolio is becoming increasingly strategic to our customers as they bring voice-enabled Agentic AI capabilities to their offerings including some of the largest global technology and software companies.”

John Townsend, Chief Financial Officer of Ribbon Communications, remarked, “Our financial performance in the third quarter of 2025 was in line with our guidance range, supported by solid growth and positive adjusted EBITDA contribution in our IP Optical Networks segment. We also continued to demonstrate strong discipline with operating expenses lower year over year despite foreign exchange headwinds of approximately $3 million. Cash flow from operations was $26 million and our closing cash balance was $77 million, up $14 million from the second quarter of 2025, resulting in a net debt leverage ratio of 2.2 times at quarter end.”

	Three months ended		Nine months ended
	September 30,		September 30,
In millions, except per share amounts	2025	2024	2025	2024
GAAP Revenue	$215	$210	$617	$583
GAAP Net income (loss)	$(12)	$(13)	$(49)	$(61)
Non-GAAP Net income (loss)	$7	$8	$12	$16
Non-GAAP Adjusted EBITDA	$29	$30	$67	$63
GAAP diluted earnings (loss) per share	$(0.07)	$(0.08)	$(0.28)	$(0.35)
Non-GAAP diluted earnings (loss) per share	$0.04	$0.05	$0.07	$0.09
Weighted average shares outstanding basic	177	175	176	174
Weighted average shares outstanding diluted	181	177	181	176

1 Please see the reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures and additional information about non-GAAP measures in the section entitled “Discussion of Non-GAAP Financial Measures” in the attached schedules.

Business Highlights:

•	Ribbon Launches New AI Platform: Acumen™ for Autonomous Networking

•	Automation, Alignment, and AI: A Fireside Chat with Industry Leaders

•	Ribbon Expands Portfolio of DISA JITC-Certified Solutions in Support of U.S. Department of Defense Network Deployments

•	NGN Partners with Ribbon for Future-Ready Optical Network Infrastructure

•	Vibrant Broadband Transforms Middle Mile Infrastructure with Ribbon

•	Kerala State Leverages Ribbon for its Kerala Fiber Optic Network (KFON) Deployment

•	Ribbon Names Steve McCaffery Executive Vice President, Global Sales

•	Ribbon Appoints Fahad Najam as Senior Vice President, Investor Relations and Corporate Strategy

•	Ribbon to host INSIGHTS Dallas on November 11-13, 2025 in Frisco, Texas

Business Outlook2

For the fourth quarter of 2025, the Company projects revenue of $230 million to $250 million. Non-GAAP gross margin is projected in a range of 55% to 56%. Adjusted EBITDA is projected in a range of $42 million to $48 million.

The Company’s outlook is based on current indications for its business, which are subject to change.

2 GAAP earnings guidance is not provided. Please see the reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures and additional information about the non-GAAP measures in the section entitled “Discussion of Non-GAAP Financial Measures” in the attached schedules.

Upcoming Conference Schedule

•	November 18, 2025:	Craig-Hallum 16th Annual Alpha Select Conference

•	November 19, 2025:	ROTH Technology Conference

•	November 20, 2025:	6th Annual Needham Tech Week
•	December 1-4, 2025:	UBS TMT Conference

•	January 13-14, 2026:	28th Annual Needham Growth Conference

Conference Call and Webcast Information

Ribbon Communications will host a conference call to discuss the Company’s financial results at 4:30 p.m. ET on Wednesday, October 22, 2025.

Dial-in Information:

US/Canada: 877-407-2991

International: 201-389-0925

Instant Telephone Access: Call me™

A live (listen-only) webcast and replay will be available on the Company’s Investor Relations website at investors.ribboncommunications.com.

Investor Contact

+1 (978) 614-8050

ir@rbbn.com

Media Contact

Catherine Berthier

+1 (646) 741-1974

cberthier@rbbn.com

About Ribbon

Ribbon Communications (Nasdaq: RBBN) delivers communications software, IP and optical networking solutions to service providers, enterprises and critical infrastructure sectors globally. We engage deeply with our customers, helping them modernize their networks for improved competitive positioning and business outcomes in today's smart, always-on and data-hungry world. Our innovative, end-to-end solutions portfolio delivers unparalleled scale, performance, and agility, including core to edge software-centric solutions, cloud-native offers, leading-edge security and analytics tools, along with IP and optical networking solutions for 5G and broadband internet. We maintain a keen focus on our commitments to Environmental, Social and Governance (ESG) matters, offering an annual Sustainability Report to our stakeholders. To learn more about Ribbon visit rbbn.com.

Important Information Regarding Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, which are subject to a number of risks and uncertainties. All statements other than statements of historical facts contained in this release, including without limitation, statements regarding the Company’s projected financial results for the fourth quarter of 2025 and beyond; the impact of the government shutdown on the Company's operating results, beliefs about the Company’s business strategy, including new product introductions, and market share growth, are forward-looking statements. Without limiting the foregoing, the words “anticipates”, “believes”, “could”, “estimates”, “expects”, “expectations”, “intends”, “may”, “plans”, “projects” and other similar language, whether in the negative or affirmative, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

Forward-looking statements are based on the Company’s current expectations and assumptions regarding its business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are unknown and/or difficult to predict and that may cause the Company’s actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, but are not limited to, unpredictable fluctuations in quarterly revenue and operating results; the impact of restructuring and cost-containment activities; increases in tariffs, trade restrictions or taxes on the Company’s products; material cybersecurity and data intrusion incidents, including any security breaches resulting in the theft, transfer, or unauthorized disclosure of customer, employee, or Company information; the impact of the government shutdown on the Company's operating results; supply chain disruptions resulting from component availability and/or geopolitical instabilities and disputes (including those related to the wars in Israel and Ukraine); the impact of military call-ups of employees in Israel; material litigation; the impact of fluctuations in interest rates; the Company’s ability to comply with applicable domestic and foreign information security and privacy laws, regulations and technology platform rules or other obligations related to data privacy and security; failure to compete successfully against telecommunications equipment and networking companies; failure to grow the Company’s customer base or generate recurring business from existing customers; credit risks; the timing of customer purchasing decisions and the Company’s recognition of revenues; macroeconomic conditions, including inflation; the Company’s ability to adapt to rapid technological and market changes; the Company’s ability to generate positive returns on its research and development; the Company’s ability to protect its intellectual property rights and obtain necessary licenses; the Company’s ability to maintain partner, reseller, distribution and vendor support and supply relationships; the potential for defects in the Company’s products; risks related to the terms of the Company’s credit agreement; higher risks in international operations and markets; currency fluctuations; unanticipated adverse changes in legal, regulatory or tax laws; future accounting pronouncements or changes in the Company’s accounting policies and/or failure or circumvention of the Company’s controls and procedures. We therefore caution you against relying on any of these forward-looking statements.

These factors are not intended to be an all-encompassing list of risks and uncertainties that may affect the Company's business and results from operations. Additional information regarding these and other factors can be found in the Company's reports filed with the Securities and Exchange Commission, including, without limitation, its Form 10-K for the year ended December 31, 2024. Any forward-looking statement made by the Company in this release speaks only as of the date on which this release was first issued. The Company undertakes no obligation to update any forward-looking statement publicly or otherwise, whether as a result of new information, future developments or otherwise, except as required by law.

Discussion of Non-GAAP Financial Measures

The Company’s management uses several different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of its business, making operating decisions, planning and forecasting future periods, and determining payments under compensation programs. The Company considers the use of non-GAAP financial measures helpful in assessing the core performance of its continuing operations and when planning and forecasting future periods. The Company’s annual financial plan is prepared on a non-GAAP basis and is approved by its board of directors. In addition, budgeting and forecasting for revenue and expenses are conducted on a non-GAAP basis, and actual results on a non-GAAP basis are assessed against the annual financial plan. The Company defines continuing operations as the ongoing results of its business adjusted for certain expenses and credits, as described below. The Company believes that providing non-GAAP information to investors allows them to view the Company's financial results in the way its management views them and helps investors to better understand the Company’s core financial and operating performance and evaluate the efficacy of the methodology and information used by its management to evaluate and measure such performance.

While the Company’s management uses non-GAAP financial measures as tools to enhance its understanding of certain aspects of the Company’s financial performance, management does not consider these measures to be a substitute for, or superior to, GAAP measures. In addition, the Company’s presentations of these measures may not be comparable to similarly titled measures used by other companies. These non-GAAP financial measures should not be considered alternatives for, or in isolation from, the financial information prepared and presented in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures. In particular, many of the adjustments to the Company’s financial measures reflect the exclusion of items that are recurring and will be reflected in its financial results for the foreseeable future.

Stock-Based Compensation

The expense related to stock-based awards is generally not controllable in the short-term and can vary significantly based on the timing, size and nature of awards granted. The Company believes that presenting non-GAAP operating results that exclude stock-based compensation provides investors with visibility and insight into its management’s method of analysis and its core operating performance.

Amortization of Acquired Technology (including software licenses); Amortization of Acquired Intangible Assets

Amortization amounts are inconsistent in frequency and amount and are significantly impacted by the timing and size of acquisitions. Amortization of acquired technology is reported separately within Cost of revenue and Amortization of acquired intangible assets is reported separately within Operating expenses. These items are reported collectively as Amortization of acquired intangible assets in the accompanying reconciliations of non-GAAP and GAAP financial measures. The Company believes that excluding non-cash amortization of these intangible assets facilitates the comparison of its financial results to its historical operating results and to other companies in its industry as if the acquired intangible assets had been developed internally rather than acquired.

Litigation Costs

In connection with certain ongoing litigation where Ribbon is the defendant (as described in the Company's Commitments and Contingencies footnotes in its Form 10-Qs and Form 10-Ks filed with the SEC, the Company has incurred litigation costs beginning in 2023. These costs are included as a component of general and administrative expense. The Company believes that such costs are not part of its core business or ongoing operations, are unplanned, and generally are not within its control. Accordingly, the Company believes that excluding litigation costs related to these specific legal matters facilitates the comparison of the Company's financial results to its historical operating results and to other companies in its industry.

Acquisition-, Disposal- and Integration-Related

The Company considers certain acquisition-, disposal- and integration-related costs to be unrelated to the organic continuing operations of the Company and its acquired businesses. Such costs are generally not relevant to assessing or estimating the long-term performance of the acquired assets. In 2025, the Company recorded expense for legal and professional fees associated with contemplated corporate development activities. The Company excludes such acquisition-, disposal- and integration-related costs to allow more accurate comparisons of its financial results to its historical operations and the financial results of less acquisitive peer companies and allows management and investors to consider the ongoing operations of the business both with and without such expenses.

Restructuring and Related

The Company has recorded restructuring and related expense to streamline operations and reduce operating costs by closing and consolidating certain facilities and reducing its worldwide workforce. The Company believes that excluding restructuring and related expense facilitates the comparison of its financial results to its historical operating results and to other companies in its industry, as there are no future revenue streams or other benefits associated with these costs.

Preferred Stock and Warrant Liability Mark-to-Market Adjustment

The Company recorded adjustments to the fair value of its Series A Preferred Stock and Warrants to purchase shares of the Company’s common stock in Other (expense) income, net. Both of these instruments were issued in March 2023 in connection with the Company’s private placement and have been classified as liabilities and marked to market each reporting period until the Series A Preferred Stock was fully redeemed on June 25, 2024. The Warrant liability remains outstanding and will continue to be marked to market each reporting period. The Company excluded these gains and losses from the change in the fair value of these liabilities because it believes that such gains or losses were not part of its core business or ongoing operations.

Tax Effect of Non-GAAP Adjustments

The Non-GAAP income tax provision is presented based on an estimated tax rate applied against forecasted annual non-GAAP income. The Company computes its non-GAAP estimated tax rate using its estimated GAAP annual effective tax rate for the period and adjusting for the tax effect of pre-tax non-GAAP adjustments. The Company computes a single annual non-GAAP rate for the Company and applying that rate (rather than multiple rates by jurisdiction) to its consolidated quarterly results. The Company expects that this methodology will provide a consistent rate throughout the year and allow investors to better understand the impact of income taxes on its results. Due to the methodology applied to its estimated annual tax rate, the Company’s estimated tax rate on non-GAAP income will differ from its GAAP tax rate and from its actual tax liabilities.

Adjusted EBITDA

The Company uses Adjusted EBITDA as a supplemental measure to review and assess its performance. The Company calculates Adjusted EBITDA by excluding from income (loss) from operations: depreciation; stock-based compensation; amortization of acquired intangible assets; certain litigation costs; acquisition-, disposal- and integration-related expense; and restructuring and related expense. In general, the Company excludes the expenses that it considers to be non-cash and/or not a part of its ongoing operations. The Company may exclude other items in the future that have those characteristics. Adjusted EBITDA is a non-GAAP financial measure that is used by the investing community for comparative and valuation purposes. The Company discloses this metric to support and facilitate dialogue with research analysts and investors. Other companies may calculate Adjusted EBITDA differently than the Company does, limiting its usefulness as a comparative measure.

RIBBON COMMUNICATIONS INC.

Consolidated Statements of Operations

(in thousands, except percentages and per share amounts)

(unaudited)

	Three months ended
	September 30,	June 30	September 30,
	2025	2025	2024
Revenue:
Product	$109,979	$115,057	$112,151
Service	105,392	105,526	98,087
Total revenue	215,371	220,583	210,238

Cost of revenue:
Product	62,037	66,746	59,405
Service	40,311	39,253	34,893
Amortization of acquired technology	5,057	5,277	6,323
Total cost of revenue	107,405	111,276	100,621

Gross profit	107,966	109,307	109,617

Gross margin	50.1%	49.6%	52.1%

Operating expenses:
Research and development	45,894	44,696	45,645
Sales and marketing	33,063	32,536	33,060
General and administrative	16,368	16,630	21,588
Amortization of acquired intangible assets	5,933	5,975	6,457
Acquisition-, disposal- and integration-related	439	3,898	-
Restructuring and related	3,506	1,346	3,794
Total operating expenses	105,203	105,081	110,544

Income (loss) from operations	2,763	4,226	(927)
Interest expense, net	(11,606)	(10,977)	(11,952)
Other (expense) income, net	(134)	(2,159)	1,056

Income (loss) before income taxes	(8,977)	(8,910)	(11,823)
Income tax benefit (provision)	(3,132)	(2,183)	(1,599)

Net income (loss)	$(12,109)	$(11,093)	$(13,422)

Earnings (loss) per share:
Basic	$(0.07)	$(0.06)	$(0.08)
Diluted	$(0.07)	$(0.06)	$(0.08)

Weighted average shares used to compute earnings (loss) per share:
Basic	176,620	176,749	174,613
Diluted	176,620	176,749	174,613

RIBBON COMMUNICATIONS INC.

Consolidated Statements of Operations

(in thousands, except percentages and per share amounts)

(unaudited)

	Nine months ended
	September 30,	September 30,
	2025	2024
Revenue:
Product	$307,027	$298,894
Service	310,206	283,628
Total revenue	617,233	582,522

Cost of revenue:
Product	186,676	160,044
Service	115,192	103,633
Amortization of acquired technology	15,722	19,406
Total cost of revenue	317,590	283,083

Gross profit	299,643	299,439

Gross margin	48.5%	51.4%

Operating expenses:
Research and development	134,158	134,897
Sales and marketing	97,387	100,760
General and administrative	48,126	51,680
Amortization of acquired intangible assets	18,063	19,671
Acquisition-, disposal- and integration-related	4,337	-
Restructuring and related	10,193	8,779
Total operating expenses	312,264	315,787

Income (loss) from operations	(12,621)	(16,348)
Interest expense, net	(33,083)	(21,818)
Other (expense) income, net	836	(15,960)

Income (loss) before income taxes	(44,868)	(54,126)
Income tax benefit (provision)	(4,561)	(6,473)

Net loss	$(49,429)	$(60,599)

Earnings (loss) per share:
Basic	$(0.28)	$(0.35)
Diluted	$(0.28)	$(0.35)

Weighted average shares used to compute earnings (loss) per share:
Basic	176,366	173,615
Diluted	176,366	173,615

RIBBON COMMUNICATIONS INC.

Consolidated Balance Sheets

(in thousands)

(unaudited)

	September 30,	December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$74,799	$87,770
Restricted cash	1,968	2,709
Accounts receivable, net	218,312	254,718
Inventory	80,007	79,179
Other current assets	43,341	39,286
Total current assets	418,427	463,662

Property and equipment, net	66,427	60,364
Intangible assets, net	153,752	187,537
Goodwill	300,892	300,892
Deferred income taxes	91,117	88,982
Operating lease right-of-use assets	48,204	34,544
Other assets	26,415	26,573
	$1,105,234	$1,162,554

Liabilities and Stockholders' Equity
Current liabilities:
Current portion of term debt	$8,750	$6,125
Accounts payable	76,743	87,759
Accrued expenses and other	88,069	106,251
Operating lease liabilities	11,615	9,443
Deferred revenue	106,697	119,295
Total current liabilities	291,874	328,873

Long-term debt, net of current	326,075	330,726
Warrant liability	5,103	8,064
Operating lease liabilities, net of current	61,806	37,376
Deferred revenue, net of current	29,748	20,991
Deferred income taxes	5,941	5,941
Other long-term liabilities	24,635	25,962
Total liabilities	745,182	757,933

Commitments and contingencies

Stockholders' equity:
Common stock	18	18
Additional paid-in capital	1,975,925	1,970,708
Accumulated deficit	(1,623,614)	(1,574,185)
Accumulated other comprehensive income	7,723	8,080
Total stockholders' equity	360,052	404,621
	$1,105,234	$1,162,554

RIBBON COMMUNICATIONS INC.

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Nine months ended
	September 30,	September 30,
	2025	2024
Cash flows from operating activities:
Net loss	$(49,429)	$(60,599)
Adjustments to reconcile net loss to cash flows (used in) provided by operating activities:
Depreciation and amortization of property and equipment	12,182	10,131
Amortization of intangible assets	33,785	39,077
Amortization of debt issuance costs and original issue discount	2,102	4,137
Amortization of accumulated other comprehensive gain related to interest rate swap	-	(8,196)
Stock-based compensation	14,619	12,061
Deferred income taxes	52	(14,614)
Change in fair value of warrant liability	(2,811)	292
Change in fair value of preferred stock liability	-	8,091
Dividends accrued on preferred stock liability	-	2,743
Payment of dividends accrued on preferred stock liability	-	(6,686)
Foreign currency exchange (gains) losses	1,698	1,357
Changes in operating assets and liabilities:
Accounts receivable	34,258	18,896
Inventory	(382)	(1,630)
Other operating assets	822	9,456
Accounts payable	(5,017)	(7,580)
Accrued expenses and other long-term liabilities	(15,880)	1,624
Deferred revenue	(3,840)	(20,087)
Net cash (used in) provided by operating activities	22,159	(11,527)

Cash flows from investing activities:
Purchases of property and equipment	(23,368)	(14,428)
Purchases of software licenses	-	(462)
Net cash (used in) provided by investing activities	(23,368)	(14,890)

Cash flows from financing activities:
Borrowings under revolving line of credit	-	44,106
Principal payments on revolving line of credit	-	(44,106)
Proceeds from issuance of term debt	-	342,300
Principal payments of term debt	(3,938)	(236,270)
Payment of debt issuance costs	-	(5,985)
Payment of preferred stock liability	-	(56,850)
Proceeds from the exercise of stock options	6	17
Payment of tax obligations related to vested stock awards and units	(3,827)	(3,035)
Repurchase of common stock	(5,731)	-
Net cash (used in) provided by financing activities	(13,490)	40,177

Effect of exchange rate changes on cash and cash equivalents	987	(297)

Net (decrease) increase in cash and cash equivalents	(13,712)	13,463
Cash, cash equivalents and restricted cash, beginning of year	90,479	26,630
Cash, cash equivalents and restricted cash, end of period	$76,767	$40,093

RIBBON COMMUNICATIONS INC.

Supplemental Information

(in thousands)

(unaudited)

The following tables provide the details of stock-based compensation included as components of other line items in the Company's Consolidated Statements of Operations and the line items in which these amounts are reported.

	Three months ended			Nine months ended
	September 30,	June 30	September 30,	September 30,	September 30,
	2025	2025	2024	2025	2024
Stock-based compensation
Cost of revenue - product	$17	$33	$64	$116	$234
Cost of revenue - service	152	198	291	636	1,037
Cost of revenue	169	231	355	752	1,271

Research and development	398	455	745	1,578	2,429
Sales and marketing	1,493	1,066	1,108	3,732	3,219
General and administrative	3,784	2,725	1,837	8,557	5,142
Operating expense	5,675	4,246	3,690	13,867	10,790

Total stock-based compensation	$5,844	$4,477	$4,045	$14,619	$12,061

RIBBON COMMUNICATIONS INC.

Reconciliation of Non-GAAP and GAAP Financial Measures

(in thousands, except per share amounts)

(unaudited)

	Three months ended
	September 30,	June 30	September 30,
	2025	2025	2024
GAAP Gross margin	50.1%	49.6%	52.1%
Stock-based compensation	0.1%	0.1%	0.2%
Amortization of acquired technology	2.4%	2.4%	3.0%
Non-GAAP Gross margin	52.6%	52.1%	55.3%

GAAP Net income (loss)	$(12,109)	$(11,093)	$(13,422)
Stock-based compensation	5,844	4,477	4,045
Amortization of intangible assets	10,990	11,252	12,780
Litigation costs	952	2,314	6,896
Acquisition-, disposal- and integration-related	439	3,898	-
Restructuring and related	3,506	1,346	3,794
Preferred stock and warrant liability mark-to-market adjustment	(1,170)	94	(583)
Tax effect of non-GAAP adjustments	(1,501)	(2,679)	(5,024)
Non-GAAP Net income (loss)	$6,951	$9,609	$8,486

GAAP Diluted earnings (loss) per share	$(0.07)	$(0.06)	$(0.08)
Stock-based compensation	0.04	0.02	0.02
Amortization of intangible assets	0.06	0.06	0.08
Litigation costs	0.01	0.01	0.04
Acquisition-, disposal- and integration-related	*	0.02	-
Restructuring and related	0.02	0.01	0.02
Preferred stock and warrant liability mark-to-market adjustment	(0.01)	*	*
Tax effect of non-GAAP adjustments	(0.01)	(0.01)	(0.03)
Non-GAAP Diluted earnings (loss) per share	$0.04	$0.05	$0.05

Weighted average shares used to compute diluted earnings (loss) per share
Shares used to compute GAAP diluted earnings (loss) per share	176,620	176,749	174,613
Shares used to compute Non-GAAP diluted earnings (loss) per share	181,033	179,884	177,028

GAAP Income (loss) from operations	$2,763	$4,226	$(927)
Depreciation	4,425	4,288	3,361
Stock-based compensation	5,844	4,477	4,045
Amortization of intangible assets	10,990	11,252	12,780
Litigation costs	952	2,314	6,896
Acquisition-, disposal- and integration-related	439	3,898	-
Restructuring and related	3,506	1,346	3,794
Non-GAAP Adjusted EBITDA	$28,919	$31,801	$29,949

* Less than $0.01 impact on earnings (loss) per share.

RIBBON COMMUNICATIONS INC.

Reconciliation of Non-GAAP and GAAP Financial Measures

(in thousands, except per share amounts)

(unaudited)

	Nine months ended
	September 30,	September 30,
	2025	2024
GAAP Gross Margin	48.5%	51.4%
Stock-based compensation	0.1%	0.2%
Amortization of acquired technology	2.6%	3.4%
Non-GAAP Gross Margin	51.2%	55.0%

GAAP Net income (loss)	$(49,429)	$(60,599)
Stock-based compensation	14,619	12,061
Amortization of intangible assets	33,785	39,077
Litigation costs	4,066	9,615
Acquisition-, disposal- and integration-related	4,337	-
Restructuring and related	10,193	8,779
Preferred stock and warrant liability mark-to-market adjustment	(2,811)	11,126
Tax effect of non-GAAP adjustments	(2,779)	(4,148)
Non-GAAP Net income (loss)	$11,981	$15,911

GAAP Diluted earnings (loss) per share	$(0.28)	$(0.35)
Stock-based compensation	0.08	0.07
Amortization of intangible assets	0.19	0.23
Litigation costs	0.02	0.05
Acquisition-, disposal- and integration-related	0.03	-
Restructuring and related	0.06	0.05
Preferred stock and warrant liability mark-to-market adjustment	(0.01)	0.06
Tax effect of non-GAAP adjustments	(0.02)	(0.02)
Non-GAAP Diluted earnings (loss) per share	$0.07	$0.09

Weighted average shares used to compute diluted earnings (loss) per share
Shares used to compute GAAP diluted earnings (loss) per share	176,366	173,615
Shares used to compute Non-GAAP diluted earnings (loss) per share	180,512	176,416

GAAP Income (loss) from operations	$(12,621)	$(16,348)
Depreciation	12,182	10,131
Stock-based compensation	14,619	12,061
Amortization of intangible assets	33,785	39,077
Litigation costs	4,066	9,615
Acquisition-, disposal- and integration-related	4,337	-
Restructuring and related	10,193	8,779
Non-GAAP Adjusted EBITDA	$66,561	$63,315

* Less than $0.01 impact on earnings (loss) per share.

RIBBON COMMUNICATIONS INC.

Reconciliation of Non-GAAP and GAAP Financial Measures

(in thousands)

(unaudited)

	Trailing Twelve Months
	September 30,	June 30	September 30,
	2025	2025	2024
GAAP Income (loss) from operations	$20,599	$16,909	$322
Depreciation	15,590	14,526	13,633
Stock-based compensation	18,644	16,845	16,953
Amortization of intangible assets	45,570	47,360	52,243
Litigation costs	5,649	11,593	10,153
Acquisition-, disposal- and integration-related	4,337	3,898	1,494
Restructuring and related	11,574	11,862	11,064
Non-GAAP Adjusted EBITDA	$121,963	$122,993	$105,862

RIBBON COMMUNICATIONS INC.

Reconciliation of Non-GAAP and GAAP Financial Measures - Outlook

(unaudited)

	Three months ending		Year ending
	December 31, 2025		December 31, 2025
	Midpoint (1)	Range	Midpoint (1)	Range
Revenue ($ millions)	$240	+/-$10M	$857	+/-$10M

Gross margin:
GAAP outlook	53.3%		50.0%
Stock-based compensation	0.2%		0.2%
Amortization of acquired technology	2.0%		2.3%
Non-GAAP outlook	55.5%	+/-0.5%	52.5%	+/-0.2%

Adjusted EBITDA ($ millions):
GAAP income (loss) from operations	$24.0		$11.7
Depreciation	4.4		16.6
Stock-based compensation	4.0		18.7
Amortization of intangible assets	10.6		44.4
Litigation costs	0.3		4.4
Acquisition-, disposal- and integration-related	-		4.3
Restructuring and related	1.7		11.9
Non-GAAP outlook	$45.0	+/-$3M	$112.0	+/-$3M

(1) Q4 2025 and FY 2025 outlook represents the midpoint of the expected ranges